CONVERTIBLE LOAN AGREEMENT

between

Plastinum Inc, formerly
New Generation Plastic, Inc.
Park Avenue
39th Floor
New-York, NY 10022, USA

(the "Company")

And

Jacques Mot

(the "Lenders")

WHEREAS, Plastinum Inc. (hereafter the "Company") is a company incorporated in the State of Delaware, United States of America, with registered office 245 Park Avenue, 39th Floor, New-York, NY 10022, USA, with authorized shares of 150,000,000 shares of Common Stock, $.001 par value, and 1,000,000 shares of Preferred Stock, $.001 par value.

WHEREAS, the Lenders intend to invest collectively an amount of up to USD 200'000 (two hundred thousand US dollars) in the Company through a loan which may be converted into Common Stock of the Company under specific conditions.

WHEREAS,the Parties intend to set forth this conversion right together with the conditions of the loan.

WHEREAS, the Company further intends to raise financing during a next round (the "Next Financing Round").

NOW, THEREFORE, the parties hereto agree as follows:

1 Loan Amount

1.1 Subject to the terms and conditions stated herein, the Lenders agree to grant to the Company a loan in the amount of up to USD 200'000 (the "Loan"). The Loan shall be paid out to the Company upon signature of this Loan Agreement in full at the latest on July 15, 2006 to the account indicated by the Company to the Lender in due time prior to the Payment Date.

The proceeds of the Loan shall be used for the purposes of the Company's general expenses in connection with the launch and operations of the Company.

2 Interest Rate

2.1 The Loan shall bear an interest rate of 8% per annum, payable every 6 months.

3 Repayment by Conversion

3.1 Alternatively to the repayment in cash as set forth below, the Loan may be repaid in full by issuing Conversion Shares to the Lender at the Conversion Price, subject to the conditions set forth below.

3.2 If before or on December 31st 2007 (the "Completion Date") at the latest, the Company succeeds in completing the Next Financing Round by raising an additional investment of at least USD 2'000'000 through the subscription by third party(ies) of newly issued shares at the issue price of at least USD 0.50 per share of Common Stock (or Common Stock equivalent such as Preferred Stock)(subject to stock splits, combinations or the like with respect to the Common Stock), the Loan shall be automatically and unconditionally converted into Conversion Shares.

3.3 The Lenders shall have the option to convert the loan into Conversion Shares upon the occurrence of a sale of a majority of the stock or assets of the Company to an unaffiliated third party.

3.4 In such cases, the Lenders undertake to provide the Company with a duly completed and signed subscription form for the corresponding number of Conversion Shares, pursuant to the Company's then standard form of Subscription Agreement.

3.5 Conversion Shares shall mean 400'000 unregistered shares of Common Stock of the Company to be newly issued to be paid through conversion of the Loan into Conversion Shares;

3.6 The Conversion Price shall be USD 0.50, subject to Section 3.9 below, for each of the Conversion Shares and shall be paid by set-off with the Loan.

3.7 The Lender is further granted 1 (one) Warrant for each Conversion Share into which such amount is converted such warrant to expire 5 years after payment date.

3.8 The Warrant shall mean an additional right granted to the Lender to subscribe for an additional share of the Company at USD 0.50, subject to Section 3.9 below (the "Warrant Exercise Price"). The Warrant will contain anti-dilution provisions with respect to stock splits, combinations, etc. Each full Warrant maybe exercisable by the Lender upon conversion of the Loan to Conversion Shares; in the event the warrant holder decides not to exercise his Warrant upon conversion of the Loan to Conversion Shares, said Warrant shall expire immediately and shall no longer be exercisable. Any fraction of a Warrant shall not give any right.

3.9 Should the Company, during a period of two years as from the Payment Date, grant to any unaffiliated third party by the issuance of any instrument the right to purchase or to subscribe for registered shares of the Company at a price below USD 0.50 per share (subject to stock splits, combinations, etc., with respect to Common Stock) the Conversion Price and the Warrant Exercise Price shall automatically be reset to that lower price. The Lender shall be entitled to include the Conversion Shares in any registration statement filed in connection with the registration of the securities sold in the Next Financing Round.

3.10 In the event an investor agrees to make an investment of a minimum of USD 1'000'000 in the Next Financing Round subject to the achievement of certain milestones, and if such milestones are achieved under the terms and conditions set forth by such investor, the Loan shall be automatically and unconditionally converted into Conversion Shares as well.

4 Repayment of the Loan

4.1 The Loan shall be repaid by the Company without further notice on May 31st 2010 (the "Repayment Date"), provided that there is no prior conversion of the Loan into Conversion Shares as referred to in Article 3 above.

4.2 The Company may at any time, upon at least a 30 days prior written notice for the end of a calendar month (the "Notice of Prior Repayment"), repay the Loan in full or in part prior to the Repayment Date without any penalty.

4.3 Within a 10-day period of time before the Repayment Date or after the receipt of the Notice of Prior Repayment, the Lender shall have the right to choose the conversion of his/her Loan into Conversion Shares in place of a repayment and exercise their Warrants. The provisions of Article 3 above shall apply, when applicable.

5 Payments

5.1 Payments under this Loan Agreement will be made by the Company without any deductions, especially without deduction of any withholding tax, in freely disposable US dollars on the due date provided that Lender has not given prior Notice of Conversion as set forth below.

5.2 Should any payment hereunder by the Company become due and payable on a non-Business Day, such payment shall be made on the next succeeding Business Day unless such date falls in the next calendar month in which case payment shall be made on the preceding Business Day. For the purposes of this Loan Agreement, the expression "Business Day" shall mean a day on which commercial banks are open for domestic business and foreign exchange (including dealings in US dollars) in Geneva, Switzerland.

6 Ranking Loan

6.1 The Loan shall be unsubordinated debt of the Company ranking at least *pari pasu* with other Company's unsubordinated indebtedness.

7 Communication

7.1 Any notification, request, instruction or other document deemed by either Party to be necessary or desirable to be given to the other Party, shall be in writing and shall be faxed or mailed by mail at the addresses mentioned on the front page of this Agreement, and shall deemed to be given on the day it is received, but no later than on the seventh calendar day after it is mailed to the recipient party or parties at the address indicated for such party or parties.

A Party may at any time change its address by giving written notice to the other Parties in the manner described above.

8 Assignment

No assignment of this Loan Agreement or any part thereof shall be valid unless approved in writing by the Company prior to the assignment.

9 SEC Filings

9.1 The parties acknowledge that the Company will be disclosing the existence of this Agreement in public filings with the Securities and Exchange Commission.

10 Governing Law and Arbitration

10.1 This Loan Agreement shall be subject to and governed by the laws of the State of New York, without giving effect to principles of conflicts of law.

10.2 All disputes arising out of and in connection with this Loan Agreement, except preliminary injunctions, shall be finally settled under the Rules of Arbitration of the Geneva Chamber of Commerce and Industry by one or more arbitrators appointed in accordance with the said Rules. The seat of the arbitral tribunal shall be Geneva. The language to be used in the written or oral proceedings and documents provided shall be English. However, documents in French may be submitted in their language of origin.

. . .

The amounts to be transferred by latest July 15, 2006 to the following account:

Plastinium Corp.

SG Private Banking (Suisse) SA

Iban USD : CH 79 085822376300A000U

Swift : ruegchzz

No compte 2376300

Made in 2 originals in , on 2006,

Plastinum INC

_______________ By: JACQUES MOT

_______________ By: J-ACQUES MOT

The amounts to be transferred by latest [to be completed] to the following account:

[to be completed]

Made in 2 originals in Nyon , on July 11th , 2006,

Plastinum INC

_______________ By: _______________

[signature] By: Pierangelo BOTTINELLI